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                                                                  EXHIBIT 21.1

            CORPORATE PROPERTY ASSOCIATES 16 - GLOBAL INCORPORATED
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                         SUBSIDIARIES OF THE REGISTRANT

QRS 16-GLOBAL PAYING AGENT
PRINTS (UK) QRS 16-1, INC.
MAGS (UK) QRS 16-2, INC.
FOSS (NH) QRS 16-3, INC.
CRI (AZ-CO) QRS 16-4, INC.
LIBRARY (UT) QRS 16-5, INC.
TITO (FI) QRS 16-6, INC
FINIT (FI) LLC
PG (MULTI-16) QRS 16-7, INC
PG (MULTI-16) L. P.
HUNT (TX) QRS 16-8, INC.
HUNTWOOD (TX) LIMITED PARTNERSHIP
PG-BEN (CAN) QRS 16-9, INC.
PG- TRUSTEE (CAN) QRS 16-10, INC.
XPD MEMBER (NJ) QRS 16-12, INC.
XPD (NJ) LLC
PLANTS (SWEDEN) QRS 16-13, INC.
GREENS (FINLAND) QRS 16-14, INC.
PLANTS SHAREHOLDER (SWEDEN) QRS 16-15, INC.
GREENS SHAREHOLDER (FINLAND) QRS 16-16, INC.
THIDS (DE) QRS 16-17, INC
HM BENEFITS (MI) QRS 16-18, INC.
POHJ MEMBER (FINLAND) QRS 16-20, INC.,
POHJ LANDLORD (FINLAND) LLC
FINISTAR GP (CA-TX) QRS 16-21, INC.
FINISTAR (CA-TX) LIMITED PARTNERSHIP
CLEAN (KY) QRS 16-22, INC.
CLEAN (KY) LLC
BLINX (DE) QRS 16-23, INC.
METALS GP (NC) QRS 16-24, INC.
METALS (NC) LIMITED PARTNERSHIP
BOBS (CT) QRS 16-25, INC.
RM MEMBER (KY-NV) QRS 16-26, INC.
RM LANDLORD (KY-NV) LLC
PLASTIC II (IL) QRS 16-27, INC.
PLASTIC II (IL) LLC
LABELS-BEN (DE) QRS 16-28 INC.
FINISTAR LP (DE) QRS 16-29, INC.
TELC (NJ) QRS 16-30, INC.
METALS LP (DE) QRS 16-31, INC.
REYHOLD (NY) QRS 16-32, INC.
LABELS-BEN LP (DE) QRS 16-33, INC.
UTI-SAC (CA) QRS 16-34, INC.
POLY GP (MULTI) QRS 16-35, INC
HINK (DE) QRS 16-36, INC.
ELL (GER) QRS 16-37, INC.
MARC (PL) QRS 16-38, INC.
POL (PL) QRS 16-39, INC.